     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1999


                                                      REGISTRATION NO. 333-3692

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                           SOLIGEN TECHNOLOGIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


       WYOMING                                        93-1072052
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)


       19408 Londelius Street, Northridge, California 91324 (818) 718-1221 (Address and telephone number of registrant's principal executive offices)

                               ----------------

              Yehoram Uziel, Chief Executive Officer and President
                           SOLIGEN TECHNOLOGIES, INC.
       19408 Londelius Street, Northridge, California 91324 (818) 718-1221
            (Name, address and telephone number of agent for service)

                                ----------------

                                   Copies to:
                               Bruce A. Robertson
                            Garvey, Schubert & Barer
                         1191 Second Avenue, 18th Floor
                             Seattle, WA 98101-2939
                                 (206) 464-3939

                           SOLIGEN TECHNOLOGIES, INC.
                         DEREGISTRATION OF UNSOLD SHARES

        The Registration Statement on Form S-3 (File No. 333-3692) registered 17,608,000 shares (the "Shares") of Common Stock, of SOLIGEN TECHNOLOGIES, INC. held by certain shareholders (the "Selling Shareholders") named in the Registration Statement. Of the 17,608,000 Shares, the Selling Shareholders have sold 900,000 Shares pursuant to the Prospectus. The offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment No. 1 is filed to deregister the remaining unsold Shares.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northridge, State of California, on April 22, 1999.

                       SOLIGEN TECHNOLOGIES, INC.


                       By:    /s/ Yehoram Uziel
                          -----------------------------------------------------
                          Yehoram Uziel, Chief Executive Officer and President


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                           Title                            Date
          ---------                           -----                            ----
/s/ Yehoram Uziel               Chairman of the Board, Director,           April 22, 1999
-----------------------------   Chief Executive Officer and President
Yehoram Uziel                   (Principal Executive Officer)


/s/ Robert Kassel               Chief Financial Officer (Principal         April 22, 1999
-----------------------------   Financial and Accounting Officer)
Robert Kassel

/s/  *                          Director                                   April 22, 1999
-----------------------------
Dr. Mark Dowley

/s/                             Director                                   April 23, 1999
-----------------------------
Kenneth T. Friedman

/s/   *                         Director                                   April 22, 1999
-----------------------------
Patrick J. Lavelle


* By /s/ Yehoram Uziel              April 22, 1999
     --------------------------
        Yehoram Uziel
        Attorney-In-Fact
